As filed with the Securities and Exchange Commission on July 21, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________

GeoResources, Inc.
(Exact name of Registrant as specified in its charter)
__________

Colorado	84-0505444
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(281) 537-9920
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
__________

GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan
(Full title of the plan)
__________

Frank A. Lodzinski
Chief Executive Officer
110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(281) 537-9920
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________

The Commission is requested to send copies of all communications to:
Reid A. Godbolt, Esq.
Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Telephone: (303) 573-1600
Facsimile: (303) 573-8133
__________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer ☑
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered (1)	Offering Price per Security (2)	Offering Price (2)	Registration Fee
Common Stock, $0.01 Par Value	1,250,000	$26.00	$32,500,000	$3,774

(1)
This Registration Statement covers 1,250,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Registrant that may be issued pursuant to awards granted under the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock in respect of the securities identified above that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock as reported on the Nasdaq Global Select Market on July 19, 2011.

i

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,250,000 shares of the Registrant’s common stock, par value $0.01 (“Common Stock”), that may be issued pursuant to awards granted under the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement on Form S-8 concerning the Plan filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2007 (File No. 333-145221) is incorporated herein by reference, except to the extent supplemented or amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended.  Such documents are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

We are subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Commission. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the Commission:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Commission on March 11, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the Commission on May 9, 2011;

•	our Current Reports on Form 8-K filed with the Commission on April 19, 2011, May 5, 2011, June 13, 2011 and July 8, 2011; and

•	the description of our Common Stock which is contained in a registration statement filed on Form S-3, as amended, with the Commission on November 24, 2010, registration number 333-170832.

In addition, all documents which we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information furnished rather than filed) after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents, provided that, unless specifically stated to the contrary, documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into or otherwise included in this Registration Statement. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

The validity of the Common Stock being offered from time to time under this prospectus will be passed upon for us by Jones & Keller, P.C., Denver, Colorado. Reid A. Godbolt, a member of Jones & Keller, P.C., beneficially owns 12,753 shares of Common Stock held of record by a limited liability company he owns jointly with his spouse.

Item 6.  Indemnification of Directors and Officers

Section 7-108-402 of the Colorado Business Corporation Act (the “Act”) provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. The articles of incorporation may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which the provision becomes effective. Our articles of incorporation contain a provision eliminating liability as permitted by the statute.

Section 7-109-103 of the Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation and (ii) who was wholly successful, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding unless such indemnity is limited by the corporation’s articles of incorporation. Our articles of incorporation do not contain any such limitation.

Section 7-109-102 of the Act provides, generally, that a Colorado corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, the person’s conduct was in the corporation’s best interests and, in all other cases, his conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our articles of incorporation provide for such indemnification. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Our bylaws provide for indemnification of our officers, employees and agents to the same extent as our directors.

Section 7-109-104 of the Act authorizes a Colorado corporation to pay expenses incurred in defending a proceeding in advance of the final disposition of the proceeding if the person undertakes in writing to repay the amount if it is ultimately determined that the person did not meet the statutory standards of conduct.

We have obtained a directors’ and officers’ liability insurance policy. This policy insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit Number	Exhibit Title

4.1	Restated and Amended Articles of Incorporation of the Registrant (included as Exhibit 3.1 of the Annual Report on Form 10-KSB filed on March 30, 2004 and incorporated by reference herein).
4.1(a)	Articles of Amendment to the Articles of Incorporation of the Registrant (included as Annex C of the definitive Proxy Statement filed on February 23, 2007 and incorporated by reference herein).
4.1(b)	Articles of Amendment to the Articles of Incorporation of the Registrant (included as Exhibit 3.1(b) of the Annual Report on Form 10-KSB filed on March 28, 2008 and incorporated by reference herein).
4.2	Bylaws of the Registrant, as amended (included as Exhibit 3.2 of the Annual Report on Form 10-KSB filed on March 30, 2004 and incorporated by reference herein).
4.3*	GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan.
4.4*	Form of Restricted Stock Unit Agreement.
4.5*	Form of Stock Option Agreement.
5.1*	Opinion of Jones & Keller, P.C.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Cawley, Gillespie & Associates, Inc.
23.3	Consent of Jones & Keller, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereof).
__________________
*           Filed herewith.

Item 9.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 2011.

GEORESOURCES, INC. (the “Registrant”)

By:	/s/ Frank A. Lodzinski
Frank A. Lodzinski President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank A. Lodzinski and Howard E. Ehler as his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank A. Lodzinski	President, Chief Executive Officer (principal executive officer) and Director	July 21, 2011
Frank A. Lodzinski

/s/ Howard E. Ehler	Principal Financial Officer and Principal Accounting Officer	July 21, 2011
Howard E. Ehler

/s/ Collis P. Chandler, III	Director	July 21, 2011
Collis P. Chandler, III

/s/ Jay F. Joliat	Director	July 21, 2011
Jay F. Joliat

/s/ Bryant W. Seaman, III	Director	July 21, 2011
Bryant W. Seaman, III

/s/ Nicholas L. Voller	Director	July 21, 2011
Nicholas L. Voller

/s/ Michael A. Vlasic	Director	July 21, 2011
Michael A. Vlasic

/s/ Donald J. Whelley	Director	July 21, 2011
Donald J. Whelley

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

4.1	Restated and Amended Articles of Incorporation of the Registrant (included as Exhibit 3.1 of the Annual Report on Form 10-KSB filed on March 30, 2004 and incorporated by reference herein)
4.1(a)	Articles of Amendment to the Articles of Incorporation of the Registrant (included as Annex C of the definitive Proxy Statement filed on February 23, 2007 and incorporated by reference herein)
4.1(b)	Articles of Amendment to the Articles of Incorporation of the Registrant (included as Exhibit 3.1(b) of the Annual Report on Form 10-KSB filed on March 28, 2008 and incorporated by reference herein)
4.2	Bylaws of the Registrant, as amended (included as Exhibit 3.2 of the Annual Report on Form 10-KSB filed on March 30, 2004 and incorporated by reference herein)
4.3*	GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan
4.4*	Form of Restricted Stock Unit Agreement
4.5*	Form of Stock Option Agreement
5.1*	Opinion of Jones & Keller, P.C.
23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Cawley, Gillespie & Associates, Inc.
23.3	Consent of Jones & Keller, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
__________________
*           Filed herewith.